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                                                                 Exhibit (23)(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686 and 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556, 333-119255 and
333-119256) and S-4 (No. 33-60007) of CMS Energy Corporation of our report dated February 25, 2005 relating to the financial statements, management's assessment over financial reporting and the effectiveness of internal control over financial reporting of Midland Cogeneration Venture L.P. which appears in the CMS Energy Corporation Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 7, 2005